Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Norfolk Southern Corporation, a corporation organized under the laws of the Commonwealth of Virginia (the “Corporation”), hereby constitute and appoint James A. Hixon and John P. Rathbone (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) on behalf of the Corporation a Registration Statement on Form S-4, and all amendments or supplements thereto, with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his/her hand, as of the date specified.

Signatures	Title	Date

/s/ Gerald L. Baliles	Director	January 17, 2013
Gerald L. Baliles

/s/ Thomas D. Bell, Jr.	Director	January 17, 2013
Thomas D. Bell, Jr.

/s/ Erskine B. Bowles	Director	January 16, 2013
Erskine B. Bowles

/s/ Robert A. Bradway	Director	January 22, 2013
Robert A. Bradway

/s/ Wesley G. Bush	Director	January 17, 2013
Wesley G. Bush

/s/ Daniel A. Carp	Director	January 17, 2013
Daniel A. Carp

/s/ Alston D. Correll	Director	January 22, 2013
Alston D. Correll

/s/ Karen N. Horn	Director	January 21, 2013
Karen N. Horn

/s/ Burton M. Joyce	Director	January 17, 2013
Burton M. Joyce

/s/ Steven F. Leer	Director	January 18, 2013
Steven F. Leer

/s/ Michael D. Lockhart	Director	January 16, 2013
Michael D. Lockhart

/s/ J. Paul Reason	Director	January 17, 2013
J. Paul Reason